UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2026

Arcosa, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware		1-38494	82-5339416
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard Street, Suite 400
Dallas,	Texas		75201
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (972) 942-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	ACA	New York Stock Exchange
Common Stock ($0.01 par value)	ACA	NYSE Texas, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.04    Mine Safety.
On July 14, 2026, the Company received a section 107(a) order issued by the Mine Safety and Health Administration under the Federal Mine Safety and Health Act of 1977 at its Stavola Bound Brook Quarry location in Bridgewater, New Jersey. The order stated that, during drilling operations, a section of material fell off the upper face of a highwall below the track drill. This condition required that the track drill be withdrawn from the area to conduct an evaluation of the integrity of the highwall. The order was terminated shortly after inspection and consultation between the third-party driller and blaster, Company personnel, and the MSHA inspector. The track drill was relocated and normal operations were resumed. No one was injured with respect to the incident.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcosa, Inc.
(Registrant)

July 15, 2026	By:	/s/ Bryan P. Stevenson
Name: Bryan P. Stevenson
Title: Chief Legal Officer